UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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JOHN HANCOCK INVESTMENT TRUST

(Name of Registrant as Specified in Its Charter)

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News

Release

For Immediate Release	TSX/NYSE/PSE: MFC SEHK: 945

NOTICE REGARDING SPECIAL MEETING OF SHAREHOLDERS OF JOHN HANCOCK INFRASTRUCTURE FUND

BOSTON, December 11, 2020— John Hancock Investment Trust announces that the dial-in instructions for the special meeting of shareholders of John Hancock Infrastructure Fund, a series of John Hancock Investment Trust, scheduled to be held telephonically on December 18, 2020 at 10:00 a.m., Eastern Time, have changed. Shareholders eligible to vote may attend the special meeting of shareholders using the revised dial-in instructions below:

1-844-303-4325 (Conference ID 466 601 093#)

Note that this meeting is limited to shareholders of John Hancock Infrastructure Fund or their proxies.

A notice and proxy statement related to this special shareholder meeting were filed with the SEC on October 20, 2020 (Accession number 0001140361-20-023425) and mailed to shareholders of John Hancock Infrastructure Fund on or about November 5, 2020. In addition, all proxy materials are available on the Internet at https://www.jhinvestments.com/resources/all-resources/other/john-hancock-infrastructure-fund-proxy-statement. The purpose of the special meeting of shareholders is to approve an update to John Hancock Infrastructure Fund’s investment restrictions.

As described in the proxy statement, the special meeting will be held in a virtual format only in light of public health concerns regarding COVID-19. The special meeting will be accessible solely by means of remote communication.

Shareholders are not required to attend the special meeting to vote. Whether or not shareholders plan to attend the special meeting, John Hancock Infrastructure Fund urges its shareholders to authorize a proxy to vote their shares in advance of the special meeting by one of the methods described in the proxy statement.

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Clients should carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. To request a prospectus or summary prospectus with this and other important information, call us at 800-225-5291, or visit us at jhinvestments.com. Please read the prospectus carefully before investing.

Investing involves risks, including the potential loss of principal.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond John Hancock Infrastructure Fund’s control and could cause actual results to differ materially from those set forth in the forward-looking statements.

About John Hancock Investment Management

John Hancock has helped individuals and institutions build and protect wealth since 1862. Today, we’re one of the strongest and most-recognized financial brands. John Hancock Investment Management, a company of Manulife Investment Management, serves investors globally through a unique multimanager approach: We search the world to find proven portfolio teams with specialized expertise for every strategy we offer, then we apply robust investment oversight to ensure they continue to meet our uncompromising standards and serve the best interests of our shareholders. Our approach to asset management has led to a diverse set of investments deeply rooted in investor needs, along with strong risk-adjusted returns across asset classes.

About Manulife Investment Management

Manulife Investment Management is the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than a century of financial stewardship and the full resources of our parent company to serve individuals, institutions, and retirement plan members worldwide. Headquartered in Toronto, our leading capabilities in public and private markets are strengthened by an investment footprint that spans 17 countries and territories. We complement these capabilities by providing access to a network of unaffiliated asset managers from around the world. We’re committed to investing responsibly across our businesses. We develop innovative global frameworks for sustainable investing, collaboratively engage with companies in our securities portfolios, and maintain a high standard of stewardship where we own and operate assets, and we believe in supporting financial well-being through our workplace retirement plans. Today, plan sponsors around the world rely on our retirement plan administration and investment expertise to help their employees plan for, save for, and live a better retirement.

As of September 30, 2020, Manulife Investment Management had CAD$923 billion (US$692 billion) in assets under management and administration. Not all offerings are available in all jurisdictions. For additional information, please visit manulifeim.com.

Media Contact

Elizabeth Bartlett

+1 857-210-2286

Elizabeth_Bartlett@JHancock.com